Exhibit 99.1

FOR RELEASE ON: July 26, 2012 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER International Reports Second Quarter Results

Q2 Sales of $28.2 million increases 33% year-over-year with Operating Income of $6.1 million

SCOTTSDALE, Ariz., July 26, 2012 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the second quarter of 2012 ended June 30, 2012.

Financial Summary:

-

Net sales were $28.2 million in the quarter, an increase of $7.0 million or 33.1% compared to second quarter 2011 sales of $21.2 million. The increase in sales versus the prior year was primarily driven by the extended upgrade program for the TASER® X2™ Electronic Control Device (ECD), as well as a significant order from an international customer in Brazil.

-	Gross margin in the second quarter of 2012 was 58.5%, compared to 57.8% in the same period last year. The improvement in gross margin was driven by the increase in sales as well as an absence of expenses relating to a discontinued product line which was impaired in the second quarter of 2011.

-	Revenues in the ECD business segment increased 8% sequentially, from $24.8 million in the first quarter of 2012 to $26.9 million in the second quarter of 2012.

-	Revenues in the video business segment increased 47% sequentially, from $884K in the first quarter of 2012 to $1.3 million in the second quarter of 2012.

-	Operating income of $6.1 million benefited from the continued decrease in consulting and lobbying expenses and reduction in depreciation expense as a result of writing down the X3 and AXON product lines in Q4 2011.

-	Sales, general and administrative (SG&A) expenses of $8.4 million in the second quarter of 2012 decreased approximately $0.7 million compared to the second quarter of 2011 due to ongoing cost reduction efforts.

-	Research and development (R&D) expenses decreased $0.8 million to $2.0 million in the second quarter of 2012 when compared to the second quarter of 2011. The decrease was primarily attributable to the continued reduction in professional and consulting fees.

-	Adjusted operating income, which excludes the impact of stock-based compensation charges, depreciation and amortization and one-time litigation judgment expenses, was $8.4 million for the second quarter of 2012, a significant increase from an adjusted operating income of $1.2 million in the second quarter of 2011. GAAP income from operations was $6.1 million for the quarter, compared to a loss from operations of approximately $5.0 million for the second quarter of 2011.

-	Net income for the second quarter of 2012 was $3.4 million, or $0.06 per share on a basic and diluted basis.

-	In the second quarter of 2012, the Company generated $9.7 million in cash from operating activities. The Company generated $13.4 million in cash from operating activities in the first half of 2012.

-	Cash, cash equivalents and investments were $23.2 million at the end of the second quarter of 2012, after executing $16.1 million of stock repurchases during the quarter. The Company has no debt recorded on its balance sheet.

“Our momentum remained strong this quarter as the extended upgrade program of the X2 ECD encouraged further deployment across various law enforcement agencies and drove greater than thirty percent year-over-year top-line growth in our business,” commented Rick Smith, CEO of TASER International, Inc. “Further, tighter cost controls, improving expense discipline and higher sales all helped the Company deliver a second consecutive quarter of strong operating results and resulted in significant cash generation of more than $9.7 million from operations. We continue to believe that we are well positioned to deliver on the execution of our strategy, while driving profitable growth and value for all of our stakeholders.”

Other Significant Events:

-	The Company continued to see adoption of the new X2 ECD platform by agencies through its extended upgrade program. The Company announced a number of significant orders that occurred during the second quarter, which included:

•	Breon Enterprises of Australia (AUS) purchased 775 X2 ECDs with 475 TASER CAM™ HD cameras in addition to X26 ECDs, TASER CAM audio recorders, TASER Cartridges and related accessories.

•	The Oregon State Police (OR) purchased 454 X2 ECDs as a full deployment to their patrol, fish and wildlife troopers.

•	The North Carolina State Highway Patrol (NC) purchased 422 X2 ECDs.

•	The Manchester Police Department (NH) purchased 250 X2 ECDs.

•	The Las Vegas Metropolitan Police Department (NV) purchased 162 X2 ECDs and various related accessories.

-	The Company also announced the following significant orders relating to the X26 ECD:

•	A Brazilian law enforcement agency purchased 800 X26 ECDs and related accessories.

•	The Ohio State Highway Patrol (OH) purchased 485 X26 ECDs.

•	The Austin Police Department (TX) purchased 100 X26 ECDs with extended warranties and related accessories.

-	The Company began shipping the new TASER AXON™ Flex™ on-officer camera and EVIDENCE.com management service in May. A number of new agencies adopted the platform during the second quarter including:

•	The Mesa Police Department (AZ) ordered 50 AXON Flex cameras with one year of EVIDENCE.com.

•	The Terrebonne Parish Sheriff’s Office (LA) ordered 20 AXON Flex cameras with three years of EVIDENCE.com.

•	The Modesto Police Department (CA) ordered 131 AXON Flex cameras with one year of EVIDENCE.com.

•	The Bay Area Rapid Transit (BART) Police (CA) expanded their initial order from the first quarter to a full deployment with a total of 220 AXON Flex units with three years of EVIDENCE.com.

-	On April 25, 2012 the Board of Directors of TASER authorized a new share repurchase program for up to $20 million of its common stock, reflecting the company’s strong balance sheet and free-cash-flow generation. Repurchases may take place from time to time on the open market and are subject to market and business conditions. As of June 30, 2012 the Company has repurchased 5.6% of shares outstanding totaling 3,113,806 shares of stock costing approximately $16.1 million. In the past eighteen months, the Company has repurchased a total of 10,578,389 shares or 16.9% of the total shares outstanding at the start of the buyback programs. At June 30, 2012 the Company had 52,830,153 shares outstanding.

Outlook:

“As we move forward into the second half of the year, we remain encouraged by the continued traction we are seeing with the adoption of the X2, both in the domestic and international markets,” commented Rick Smith, CEO of TASER International, Inc. “The X2 product line witnessed more than 120% revenue growth sequentially in the second quarter and our pipeline and sales conversations remain robust. Law enforcement agencies remain eager to harness the new technology of the X2 and want to take advantage of our generous trade-in program to upgrade their existing X26 devices. Further, we are also seeing highly encouraging market reaction to the new AXON Flex video system which anchored a 46% sequential increase in revenue for our video business. Mid-size agencies like BART and Modesto Police Departments moved to full deployment of the devices to every officer within weeks of the product shipping. We are also seeing significant interest in the major cities, with the Mesa Police Department and the Fort Worth Police Department making initial deployments of fifty units each. We look forward to the accelerating traction of AXON Flex, as well as the EVIDENCE.COM service over the coming quarters.”

The Company will host its second quarter 2012 earnings conference call on Thursday, July 26, 2012 at 11:00 a.m. ET. To join the live audio presentation, please dial toll free at 888-771-4371 or 847-585-4405 for international callers. The pass code is 32944812.

Non-GAAP Measures

To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down of Property and Equipment. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures

As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,575 public safety agencies in 107 countries rely on TASER® electronic control devices and AXON on-officer camera systems to help protect and serve. Today, the use of TASER ECDs has saved more than 93,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 241,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, TASER CAM, TASER CAM HD, X26, X2, and X3 are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit:

http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

For investor relations information please contact Erin Curtis by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	June 30, 2012	June 30, 2011
Net sales	$28,222,443	$21,198,055
Cost of products sold	11,720,070	8,956,362

Gross margin	16,502,373	12,241,693

Sales, general and administrative expenses	8,404,611	9,065,847
Research and development expenses	2,038,830	2,793,235
Litigation judgment expense	—	3,301,243
Asset impairment	—	1,350,504
Loss on write down / disposal of property and equipment, net	—	747,409

Income (loss) from operations	6,058,932	(5,016,545)

Interest and other (expense) income, net	7,133	1,261,885

Income before provision for income taxes	6,066,064	(3,754,660)
Provision (benefit) for income taxes	2,623,818	(1,459,828)

Net income (loss)	$3,442,246	$(2,294,832)

Income (loss) per common and common equivalent shares
Basic	$0.06	$(0.04)
Diluted	$0.06	$(0.04)

Weighted average number of common and common equivalent shares outstanding
Basic	54,520,889	60,605,140
Diluted	55,166,644	60,605,140

TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Net sales	$53,863,835	$44,315,004
Cost of products sold	22,120,203	19,865,649

Gross margin	31,743,631	24,449,355

Sales, general and administrative expenses	17,258,633	18,401,230
Research and development expenses	4,171,050	5,545,699
Litigation judgment expense	(2,200,000)	3,301,243
Asset impairment	—	1,350,504
Loss on write down / disposal of property and equipment, net	—	757,038

Income (loss) from operations	12,513,948	(4,906,359)

Interest and other income (expense), net	14,127	1,288,206

Income (loss) before provision for income taxes	12,528,075	(3,618,153)
Provision (benefit) for income taxes	5,282,011	(1,343,053)

Net income	$7,246,064	$(2,275,100)

Income (loss) per common and common equivalent shares
Basic	$0.12	$(0.04)
Diluted	$0.12	$(0.04)

Weighted average number of common and common equivalent shares outstanding
Basic	58,849,010	61,515,979
Diluted	59,482,674	61,515,979

TASER International, Inc.

Segment Reporting

(Unaudited)

	For the Three Months Ended
	June 30, 2012			June 30, 2011
	Video	ECD	Total	Video	ECD	Total
Product sales	1,164,128	26,931,727	28,095,855	664,868	20,450,150	21,115,018
Service revenue	126,588	—	126,588	83,037	—	83,037

Net sales	$1,290,716	$26,931,727	$28,222,443	$747,905	$20,450,150	$21,198,055

Cost of products sold	736,924	9,783,886	10,520,810	550,501	7,203,441	7,753,942
Cost of service delivered	1,199,260	—	1,199,260	1,202,420	—	1,202,420

Total cost of sales	1,936,184	9,783,886	11,720,070	1,752,921	7,203,441	8,956,362

Gross margin	(645,468)	17,147,841	16,502,373	(1,005,016)	13,246,709	12,241,693

Sales, general and administrative expenses	735,957	7,668,654	8,404,611	765,921	8,299,926	9,065,847
Research and development expenses	1,116,746	922,084	2,038,830	1,144,300	1,648,935	2,793,235
Litigation judgment expense	—	—	—	—	3,301,243	3,301,243
Asset impairment	—	—	—	—	1,350,504	1,350,504
Loss on write down / disposal of property and equipment, net	—	—	—	711,243	36,166	747,409

(Loss) income from operations	$(2,498,171)	$8,557,103	$6,058,932	$(3,626,480)	$(1,390,065)	$(5,016,545)

(Loss) income from operations, normalized	$(2,498,171)	$8,557,103	$6,058,932	$(2,915,237)	$3,297,848	$382,611

Operating margin %	-194%	32%	21%	-485%	-7%	-24%
Operating margin %,normalized	-194%	32%	21%	-390%	16%	2%

	For the Six Months Ended
	June 30, 2012			June 30, 2011
	Video	ECD	Total	Video	ECD	Total
Product sales	1,936,259	51,689,401	53,625,660	1,495,124	42,663,989	44,159,113
Service revenue	238,175	—	238,175	155,891	—	155,891

Net sales	$2,174,434	$51,689,401	$53,863,835	$1,651,015	$42,663,989	$44,315,004

Cost of products sold	1,530,772	18,395,305	19,926,077	1,262,444	16,249,223	17,511,667
Cost of service delivered	2,194,126	—	2,194,126	2,353,982	—	2,353,982

Total cost of sales	3,724,898	18,395,305	22,120,203	3,616,426	16,249,223	19,865,649

Gross margin	(1,550,464)	33,294,096	31,743,632	(1,965,411)	26,414,766	24,449,355

Sales, general and administrative expenses	1,503,482	15,755,151	17,258,633	1,539,731	16,861,499	18,401,230
Research and development expenses	2,408,614	1,762,436	4,171,050	2,227,202	3,318,497	5,545,699
Litigation judgment (benefit) expense	—	(2,200,000)	(2,200,000)	—	3,301,243	3,301,243
Asset impairment	—	—	—	—	1,350,504	1,350,504
Loss on write down / disposal of property and equipment, net	—	—	—	711,243	45,795	757,038

(Loss) income from operations	$(5,462,560)	$17,976,509	$12,513,949	$(6,443,587)	$1,537,228	$(4,906,359)

(Loss) income from operations, normalized	$(5,462,560)	$15,776,509	$10,313,949	$(5,732,344)	$6,234,770	$502,426

Operating margin %	-251%	35%	23%	-390%	4%	-11%
Operating margin %,normalized	-251%	31%	19%	-347%	15%	1%

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended
	June 30, 2012			June 30, 2011
	Video	ECD	Total	Video	ECD	Total
GAAP (loss) income from operations	$(2,498,169)	$8,557,101	$6,058,932	$(3,626,479)	$(1,390,066)	$(5,016,545)
Stock-based compensation expense (a)	87,719	501,972	589,691	106,637	770,371	877,007
Depreciation and amortization	640,095	1,067,237	1,707,332	472,521	1,548,451	2,020,972
Litigation judgment expense	—	—	—	—	3,301,243	3,301,243

Adjusted operating (loss) income	$(1,770,355)	$10,126,309	$8,355,954	$(3,047,321)	$4,229,998	$1,182,677

a)	Results include stock-based compensation as follows:

	For the Three Months Ended
	June 30, 2012	June 30, 2011
Cost of products sold	$28,748	$51,976
Sales, general and administrative expenses	426,314	649,566
Research and development expenses	134,629	175,465

	$589,691	$877,007

	For the Six Months Ended
	June 30, 2012			June 30, 2011
	Video	ECD	Total	Video	ECD	Total
GAAP (loss) income from operations	$(5,462,558)	$17,976,506	$12,513,948	$(6,443,587)	$1,537,228	$(4,906,359)
Stock-based compensation expense (a)	186,114	1,100,998	1,287,112	227,368	1,612,556	1,839,924
Depreciation and amortization	1,112,989	2,226,220	3,339,209	1,135,948	2,923,803	4,059,751
Litigation judgment (benefit) expense	—	(2,200,000)	(2,200,000)	—	3,301,243	3,301,243

Adjusted operating (loss) income	$(4,163,455)	$19,103,725	$14,940,269	$(5,080,271)	$9,374,830	$4,294,559

a)	Results include stock-based compensation as follows:

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Cost of products sold	$62,163	$104,980
Sales, general and administrative expenses	956,291	1,372,745
Research and development expenses	268,658	362,199

	$1,287,112	$1,839,924

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$17,970,019	$21,300,733
Short-term investments	5,186,263	5,108,189
Accounts receivable, net of allowance of $450,000 at June 30, 2012 and December 31, 2011, respectively	14,696,073	11,780,135
Inventory	10,466,858	11,484,761
Prepaid expenses and other current assets	2,192,802	2,089,676
Deferred income tax assets, net	6,783,830	9,968,929

Total current assets	57,295,845	61,732,423

Property and equipment, net	24,117,667	26,845,220
Deferred income tax assets, net	12,716,169	12,716,169
Intangible assets, net	3,336,419	3,224,006
Other long-term assets	294,219	444,933

Total assets	$97,760,319	$104,962,751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,932,328	$4,513,938
Accrued liabilities	6,582,285	7,643,004
Current portion of deferred revenue	3,573,020	3,317,641
Customer deposits	731,196	413,314

Total current liabilities	14,818,829	15,887,897
Deferred revenue, net of current portion	5,642,056	4,636,901
Liability for unrecorded tax benefits	2,012,366	1,982,399

Total liabilities	22,473,251	22,507,197

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.00001 par value per share; 200 million shares authorized; 52,830,153 and 55,696,608 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	655	652
Additional paid-in capital	103,342,170	101,597,626
Treasury stock, 12,669,989 and 2,091,600 shares at June 30, 2012 and December 31, 2011, respectively	(63,345,644)	(47,207,093)
Retained earnings	35,391,390	28,145,325
Accumulated other comprehensive loss	(101,503)	(80,956)

Total stockholders’ equity	75,287,068	82,455,554

Total liabilities and stockholders’ equity	$97,760,319	$104,962,751

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Net income (loss)	$7,246,064	$(2,275,100)
Depreciation and amortization	3,339,209	4,117,580
Stock-based compensation expense	1,287,112	1,839,924
Net cash provided by operating activities	13,384,506	9,155,093
Net cash used by investing activities	(968,175)	(11,648,260)
Net cash used by financing activities	(15,741,666)	(12,495,893)
Cash and cash equivalents, end of period	$17,970,019	$27,719,405